Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Provides Fourth Quarter Update,
Schedules Conference Call And Webcast

NEW YORK, NY – February 1, 2010 – Hudson Highland Group, Inc. (Nasdaq: HHGP), one of the world’s leading providers of permanent recruitment, contract professionals and talent management solutions, today provided preliminary information about its fourth quarter 2009 results. The company will release its fourth quarter and full-year financial results for the period ended December 31, 2009 after the market closes on Wednesday, February 10, 2010.

The company expects to report that revenue in the fourth quarter of 2009 was eight percent above the third quarter of 2009, with improvements in temporary contracting and permanent placement in virtually all of its major markets.  In addition, the company expects to report adjusted EBITDA of approximately breakeven for the fourth quarter of 2009.

The company also expects to report reorganization expenses of between $5.5 and $6 million and depreciation and amortization of approximately $3.2 million. A reconciliation to operating income follows.

HHGP	Q4 2009 Expected Range

	Low	High

Adjusted EBITDA	$-	$0.2

Business reorganization and integration expenses	6.0	5.5

Depreciation and amortization	3.2	3.2

Operating income (loss)	$(9.2)	$(8.5)

The company uses adjusted EBITDA as the most relevant measure of its regional operating performance.

The company will host an analyst conference call to review its results, market trends and outlook at 9:00 a.m. ET on Thursday, February 11, 2010.  The call will be webcast live on the company’s investor relations Web site: www.hudson.com and can also be accessed online through Yahoo! Finance at www.yahoo.com.  The archived call will be available for audio replay for one year on the company’s investor relations Web site: www.hudson.com.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs approximately 2,000 professionals serving clients and candidates in more than 20 countries. More information is available at www.hudson.com.

Safe Harbor Statement

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the impact of global economic fluctuations including the recent economic downturn; the ability of clients to terminate their relationship with the company at any time; risks in collecting our accounts receivable; implementation of the company’s cost reduction initiatives effectively; the company’s history of negative cash flows and operating losses may continue; the company's limited borrowing availability under our credit facility, which may negatively impact our liquidity; restrictions on the company’s operating flexibility due to the terms of its credit facility; fluctuations in the company’s operating results from quarter to quarter; risks relating to the company’s international operations, including foreign currency fluctuations; risks related to our investment strategy; risks and financial impact associated with dispositions of underperforming assets; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; competition in the company’s markets and the company’s dependence on highly skilled professionals; the company’s exposure to employment-related claims from both clients and employers and limits on related insurance coverage; the company’s dependence on key management personnel; volatility of stock price; the impact of government regulations; financial impact of audits by various taxing authorities; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this letter. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts' expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.